Exhibit 32.02

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Walter R. Keisch, Chief Financial Officer of DSL.net, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and filed on this date (the “Report”), hereby certifies that the Report (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) presents fairly, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/s/ Walter R. Keisch
Walter R. Keisch Chief Financial Officer
Date: November 14, 2006

The foregoing certification is being provided pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not to be deemed a part of the Quarterly Report on Form 10-Q of the registrant, nor is it to be deemed to be filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.